UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2016

SERES THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37465	27-4326290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Sidney St.

Cambridge, MA 02139

(Address of principal executive offices) (Zip Code)

(617) 945-9626

(Registrant’s telephone number, include area code)

215 First Street

Cambridge, MA 02142

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 15, 2016, Seres Therapeutics, Inc. (the “Company”) held its Annual Meeting. A total of 35,945,965 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 91 percent of the Company’s outstanding common stock as of the April 22, 2016 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 28, 2016.

Item 1 — Election of two Class I directors to serve until the 2019 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Dennis A. Ausiello, M.D.	29,428,188	3,611,697	2,906,080
Roger J. Pomerantz, M.D.	31,177,517	1,862,368	2,906,080

Item 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
35,927,811	13,085	5,069	0

Based on the foregoing votes, Dennis A. Ausiello, M.D. and Roger J. Pomerantz, M.D. were elected as Class I directors and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERES THERAPEUTICS, INC.

Date: June 17, 2016	By:	/s/ Eric Shaff
Name: Eric Shaff
Title: Chief Financial Officer